Exhibit 8.1

List of Subsidiaries of KT Corporation

(As of December 31, 2021)

Name	Jurisdiction of Incorporation
KT Linkus Co., Ltd.	Korea
KT Submarine Co., Ltd.	Korea
KT Telecop Co., Ltd.	Korea
KT Alpha Co., Ltd.	Korea
KT Service Bukbu Co., Ltd.	Korea
KT Service Nambu Co., Ltd.	Korea
KT Commerce Inc.	Korea
KT Strategic Investment Fund No.2	Korea
KT Strategic Investment Fund No.3	Korea
KT Strategic Investment Fund No.4	Korea
KT Strategic Investment Fund No.5	Korea
BC-VP Strategic Investment Fund No.1	Korea
BC Card Co., Ltd.	Korea
VP Inc.	Korea
H&C Network	Korea
BC Card China Co., Ltd.	China
INITECH Co., Ltd.	Korea
Smartro Co., Ltd.	Korea
KTDS Co., Ltd.	Korea
KT M&S Co., Ltd.	Korea
GENIE Music Corporation	Korea
KT MOS Bukbu Co., Ltd.	Korea
KT MOS Nambu Co., Ltd.	Korea
KT Skylife Co., Ltd.	Korea
Skylife TV Co., Ltd.	Korea
KT Estate Inc.	Korea
KT AMC Co., Ltd.	Korea
NEXR Co., Ltd.	Korea
KTGDH Co., Ltd.	Korea
KT Sat Co., Ltd.	Korea
Nasmedia, Co., Ltd.	Korea
KT Sports Co., Ltd	Korea
KT Music Contents Fund No.2	Korea
KT-Michigan Global Content Fund	Korea
KTCS Corporation	Korea
KTIS Corporation	Korea
KT M mobile Co., Ltd.	Korea
KT Investment Co., Ltd.	Korea
Whowho&Company Co., Ltd.	Korea
PlayD Co., Ltd.	Korea
KT Rwanda Networks Ltd.	Rwanda
AOS Ltd.	Rwanda
KT Japan Co., Ltd.	Japan
East Telecom LLC	Uzbekistan
KT America, Inc.	USA
PT. BC Card Asia Pacific	Indonesia
KT Hongkong Telecommunications Co., Ltd.	Hong Kong

Korea Telecom Singapore Pte. Ltd.	Singapore
Texnoprosistem LLP	Uzbekistan
Nasmedia Thailand Co., Ltd.	Thailand
KT Huimangjieum	Korea
K-REALTY RENTAL HOUSING REIT 3	Korea
KT Engineering Co., Ltd. (KT ENGCORE Co., Ltd.)	Korea
KT Studio Genie Co., Ltd.	Korea
KHS Corporation	Korea
Lolab Co., Ltd.	Korea
HCN Co., Ltd.	Korea
MEDIA GENIE Co., Ltd.	Korea
KT Seezn Co., Ltd.	Korea
MILLIE Co., Ltd.	Korea
KT ES Pte. Ltd.	Singapore
Epsilon Global Communications Pte. Ltd.	Singapore
Epsilon Global Communications (SP) Pte. Ltd.	Singapore
Epsilon Telecommunications (US) Pte. Ltd.	Singapore
Epsilon Telecommunications Limited	UK
7D Digital Limited	UK
Epsilon Telecommunications (HK) Limited	Hong Kong
Epsilon US Inc.	USA
Epsilon Telecommunications (BG) EOOD	Bulgaria
Epsilon M E A General Trading LLC	Dubai
Nasmedia-KT Alpha Future Growth Strategic Investment Fund	Korea
KT Strategic Investment Fund 6	Korea
Altimedia Corporation	Korea
Alticast B.V.	Netherlands
Alticast Company Limited	Vietnam
Wirecard (Vietnam) Company Limited	Vietnam
KT Philippines	Philippines

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